Exhibit 3.58

Form LLC-1011	Articles of Organization Virginia Limited Liability Company	Filing Fee: $100.00

(Rev. 12/2017)

Virginia State Corporation Commission	► See instructions that follow

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

Article I

The name of the limited liability company (“the company”) is:

LGI Homes - Virginia, LLC .
(The name must contain the words limited company or limited liability company or the abbreviation LC., LC, L.L.C. or LLC)

Article II

A.	The name of the company’s initial registered agent is

	Corporation Service Company		.

B.	The initial registered agent is (mark appropriate box):

	(1)	an INDIVIDUAL who is a resident of Virginia and
		☐	a member or manager of the limited liability company.
		☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.
		☐	an officer or director of a corporation that is a member or manager of the limited liability company.
		☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.
		☐	a trustee of a trust that is a member or manager of the limited liability company.
		☐	a member of the Virginia State Bar.

OR

	(2)	☑	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

Article III

A.	The company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

100 Shockoe Slip, 2nd Floor	Richmond	,	VA	23219	.
(number/street)	(city or town)		(zip)

B.	The registered office is located in the ☐ county or ☑ city of	Richmond	.

Article IV

The company’s principal office address, including the street and number, is

1450 Lake Robbins Drive, Suite 430	The Woodlands	TX	77380	.
(number/street)	(city or town)	(state)	(zip)

Signature(s) of Organizer(s):

Signature	Printed Name	Date	Telephone No. (optional)
/s/ Meg Britton	Meg Britton	3/1/2018	281-362-8998